EXHIBIT 10.1

WORTHINGTON INDUSTRIES, INC.
2010 STOCK OPTION PLAN

1.           Purpose

This Plan is intended to promote and advance the long-term interests of Worthington and its shareholders by enabling the Company to attract, retain and reward Employees and to strengthen the mutuality of interest between Employees and Worthington’s shareholders. This Plan is designed to accomplish this purpose by granting Stock Options to selected Employees thereby providing a financial incentive to pursue the long-term growth, profitability and financial success of the Company.

2.           Definitions

When used in this Plan, the following terms have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this Plan or clearly required by the context. When applying these definitions, the form of any term or word will include any of its other forms.

(a)           “Act” shall mean the Securities Exchange Act of 1934, as amended.

(b)           “Award” or “Awards” shall mean a grant of a Stock Option made to a Participant under Section 6 of this Plan.

(c)           “Award Agreement” shall mean the written agreement between Worthington and each Participant that describes the terms and conditions of each Award.

(d)           “Beneficiary” shall mean the person designated by a Participant pursuant to Section 13(b).  Neither the Company nor the Committee is required to infer a Beneficiary from any other source.

(e)           “Board” shall mean the Board of Directors of Worthington.

(f)           “Code” shall mean the Internal Revenue Code of 1986, as amended, and any applicable regulations or rulings issued under the Code.

(g)           “Committee” shall mean the Board’s Compensation and Stock Option Committee (or the Board committee which succeeds to the appropriate duties of such Compensation and Stock Option Committee) which also constitutes a “compensation committee” within the meaning of Treasury Regulation §1.162-27(c)(4). The Committee will be comprised of at least three individuals who meet the following qualifications: (i) such individual is “independent” for purposes of the rules of any securities exchange, market or other quotation system on or through which the Common Shares are then listed or traded; and (ii) such individual may not receive remuneration from the Company in any capacity other than as a director, except as permitted under applicable laws, rules and regulations.  In addition, at least two members of the Committee must each qualify as (A) an “outside director,” as defined in Treasury Regulation §1.162-27(e)(3)(i) and (B) a “non-employee director” within the meaning of Rule 16b-3 under the Act.  Any member of the Committee who does not qualify as an outside director or is not a non-employee director shall be deemed to abstain on all matters as to which such qualification would be relevant.

(h)           “Common Shares” shall mean the Common Shares, without par value, of Worthington or any security of Worthington issued in substitution, in exchange or in lieu thereof.

(i)           “Company” shall mean Worthington and its Subsidiaries, collectively.

(j)           “Disability” shall mean, unless otherwise specified by the Committee and reflected in the Award Agreement:

(i) With respect to a Non-Qualified Stock Option, the Participant’s inability to perform his or her normal duties for a period of at least six months due to a physical or mental infirmity; or

(ii) With respect to an Incentive Stock Option, as defined in Section 22(e)(3) of the Code.

(k)           “Effective Date” shall mean the date this Plan is approved by Worthington’s shareholders.

(l)           “Employee” shall mean any individual who, on an applicable Grant Date, is a common law employee of the Company. An individual who is classified as other than a common law employee of the Company but who is subsequently reclassified as a common law employee of the Company for any reason and on any basis will be treated as a common law employee of the Company only from the date of that determination and will not retroactively be reclassified as an Employee for any purpose under this Plan.

(m)           “Exercise Price” shall mean the price at which a Participant may exercise a Stock Option.

(n)           “Fair Market Value” shall mean the value of one Common Share on any relevant date, determined under the following rules:

(i) If the Common Shares are traded on a securities exchange, market or other quotation system on or through which “closing prices” are reported, the reported “closing price” on the relevant date if it is a trading day, otherwise on the next trading day;

(ii)  If the Common Shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or

(iii) If neither (i) nor (ii) applies, the fair market value as determined by the Committee in good faith with respect to Incentive Stock Options and the fair market value as determined through the reasonable application of a reasonable valuation method, taking into account all information material to the value of Worthington, that satisfies the requirements of Section 409A of the Code, with respect to Non-Qualified Stock Options.

(o)           “Grant Date” shall mean the date as of which an Award is granted to a Participant.

(p)           “Incentive Stock Option” shall mean any Stock Option granted pursuant to the provisions of Section 6 of this Plan that is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(q)           “Non-Qualified Stock Option” shall mean any Stock Option granted under Section 6 of this Plan that is not an Incentive Stock Option.

(r)           “Participant” shall mean an Employee or former Employee of the Company who has been granted an Award under this Plan and who has an Award still outstanding.

(s)           “Plan” shall mean this Worthington Industries, Inc. 2010 Stock Option Plan, as set forth herein and as it may hereafter be amended.

(t)           “Retirement” shall mean, unless the Committee specifies otherwise in the Award Agreement, the retirement of the Employee under the Company’s normal policies.

(u)           “Stock Option” shall mean an Award to purchase Common Shares granted pursuant to the provisions of Section 6 of this Plan.

(v)            “Subsidiary” shall mean any corporation, partnership, limited liability company or other form of entity of which Worthington owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interests, if the entity is a partnership or another form of entity; or any other entity in which Worthington has a 20% or greater direct or indirect equity interest and which is designated as a Subsidiary by the Committee for purposes of this Plan; provided, however that:

(i)  No Employee of a Subsidiary may be granted an Incentive Stock Option unless the Subsidiary is also a “subsidiary”, as defined in Section 424 of the Code; and

(ii)  No Employee of a Subsidiary may be granted a Non-Qualified Stock Option unless the Subsidiary and Worthington would be considered a single employer under Sections 414(b) and 414(c) of the Code, but modified as permitted by Treasury Regulation §1.409A-1(b)(5)(iii)(E)(1).

(w)           “Ten-Percent Owner” shall mean any Employee who, at the time an Incentive Stock Option is granted, owns more than 10% of the outstanding voting shares of Worthington or any Subsidiary. For purposes of determining ownership of voting shares, an Employee shall be deemed to own all shares which are attributable to such Employee under Section 424(d) of the Code, including, but not limited to, shares owned, directly or indirectly, by or for the Employee’s brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants.

(x)           “Termination” or “Terminated” shall mean, unless otherwise specified by the Committee and reflected in the Award Agreement, cessation of the employee-employer relationship between an Employee and the Company for any reason.

(y)           “Treasury Regulations” shall mean any regulations issued by the Department of Treasury and/or the Internal Revenue Service under the Code.

(z)           “Worthington” shall mean Worthington Industries, Inc.

3.           Participation

To become a Participant, each Employee receiving an Award must: (a) sign and return an Award Agreement to Worthington; and (b) comply with any other terms and conditions as may be imposed by the Committee.

4.           Administration

(a)           Committee Duties.  The Committee shall administer this Plan and shall have all powers appropriate and necessary to that purpose, including the authority to: (i) interpret this Plan and any Award Agreement; (ii) adopt, amend and rescind rules and regulations relating to this Plan; (iii) make all other decisions (including whether a Participant has incurred a Disability) and take or authorize actions necessary or advisable for the administration and interpretation of this Plan; (iv) correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement; (v) consistent with the terms of this Plan, decide which Employees will be granted Awards; and (vi) consistent with the terms of this Plan, specify the type of Award to be granted and the terms, not inconsistent with this Plan, upon which an Award will be granted, including the dates on which Awards may vest and be exercised, the acceleration of any such dates and the expiration date of any Award.  Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons.

(b)           Delegation.  The Committee may designate individuals other than members of the Committee to carry out its responsibilities (including, without limitation, the granting of Awards) under such conditions and limitations as the Committee may prescribe; provided, however, that the Committee may not delegate its authority: (i) with regard to selection for participation of, and the granting of Awards to, individuals subject to Sections 16(a) and 16(b) of the Act or Section 162(m) of the Code; or (ii) when otherwise prohibited by any equity award granting policy of Worthington that may be in effect from time to time.

(c)           Award Agreement.  At the time any Award is made, Worthington will prepare and deliver an Award Agreement to each affected Participant. The Award Agreement will describe: (i) the type of Award and when and how it may be exercised; (ii) the effect of exercising the Award; and (iii) any other applicable terms and conditions affecting the Award.

(d)           Restriction on Repricing.  Regardless of any other provision of this Plan, neither the Company nor the Committee may “reprice” (as defined under rules issued by the securities exchange, market or other quotation system on or through which the Common Shares are then listed or traded) any Stock Option without the prior approval of the shareholders of Worthington.

5.           Duration of, and Common Shares Subject to, Plan

(a)           Term of Plan.  This Plan will become effective upon the Effective Date and shall remain in effect until terminated by the Board; provided, however, that no Stock Option may be granted under this Plan more than ten years after the Effective Date and no Incentive Stock Option may be granted later than June 29, 2020.

(b)           Common Shares Subject to Plan.  The maximum number of Common Shares in respect of which Awards may be granted under this Plan, subject to adjustment as provided in Section 10 of this Plan, is 6,000,000 Common Shares.  Notwithstanding the foregoing, in no event shall more than 500,000 Common Shares be cumulatively available for Awards of Incentive Stock Options under this Plan.  No Participant may be granted Awards under this Plan in any one calendar year with respect to more than 250,000 Common Shares.  Termination of the Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date of termination.

(c)           Common Share Usage.  For the purpose of computing the total number of Common Shares available for Awards under this Plan, there shall be counted against the foregoing limitations the number of Common Shares subject to issuance upon exercise or settlement of Awards as of the dates on which such Awards are granted. The following Common Shares which were previously subject to Awards shall again be available for Awards under the Plan: (i) Common Shares subject to the portion of an Award that is forfeited, terminated or unexercised before expiration; (ii) Common Shares subject to the portion of an Award that is settled in cash or other than through the issuance of Common Shares; (iii) Common Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees as a result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company.  Common Shares which may be issued under this Plan may be either authorized and unissued Common Shares or previously issued Common Shares which have been reacquired by Worthington. No fractional Common Shares shall be issued under this Plan.

6.           Grant of Stock Options

(a)           Eligibility.  Individuals eligible for Awards under this Plan shall consist of all Employees of the Company.

(b)           Stock Options.  Stock Options may be granted under this Plan by the Committee in the form of Incentive Stock Options or Non-Qualified Stock Options, and such Stock Options shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the express provisions of this Plan, as the Committee shall deem desirable, whether at the date of grant or thereafter:

(i) Exercise Price.  The Exercise Price per Common Share purchasable upon exercise of a Stock Option shall be determined by the Committee at the time of grant, but in no event shall the Exercise Price of a Stock Option be less than 100% of the Fair Market Value of the Common Shares on the Grant Date of such Stock Option; provided, however, that the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Shares on such Grant Date with respect to any Incentive Stock Option granted to a Ten-Percent Owner.

(ii) Vesting.  Unless otherwise specified by the Committee, the right of a Participant to exercise a Stock Option granted under this Plan shall not vest prior to that date which is 12 months after the Grant Date.  Unless otherwise determined by the Committee, a Participant may exercise a vested Stock Option as follows:

(A)	At any time after 12 months from the Date of Grant, as to 20% of the Common Shares originally subject to the Stock Option;

(B)	At any time after 24 months from the Date of Grant, as to 40% of the Common Shares originally subject to the Stock Option;

(C)	At any time after 36 months from the Date of Grant, as to 60% of the Common Shares originally subject to the Stock Option;

(D)	At any time after 48 months from the Date of Grant, as to 80% of the Common Shares originally subject to the Stock Option; and

(E)	At any time after 60 months from the Date of Grant, as to 100% of the Common Shares originally subject to the Stock Option.

Subject to the other provisions of this Plan, the portion of any Stock Option which becomes exercisable shall remain exercisable until the date of expiration of the term of the Stock Option.

(iii) Stock Option Term.  Unless otherwise specified by the Committee, each Stock Option shall expire on the tenth anniversary of the Grant Date; provided that any Incentive Stock Option granted to a Ten-Percent Owner shall expire no later than the fifth anniversary of the Grant Date.

(iv) Continuous Employment.  Subject to the provisions of Section 7 of this Plan, a Participant may not exercise any portion of a Stock Option granted under this Plan unless, at the time of such exercise, the Participant has been in the continuous employment of the Company since the date such Stock Option was granted. The Committee may decide in each case when service as an Employee shall be considered Terminated and whether leaves of absence for government or military service, illness, temporary disability or other reasons shall be deemed not to interrupt continuous employment for purposes of this paragraph.

(c)           $100,000 Limit for Incentive Stock Options.  With respect to an Incentive Stock Option granted under this Plan, the aggregate Fair Market Value (determined as of the Grant Date of the Incentive Stock Option) of the number of Common Shares with respect to which all Incentive Stock Options held by the Participant are exercisable for the first time by the Participant during any calendar year (under all option plans of the Company) shall not exceed $100,000 or such other limit as may be required by the Code.

7.           Effect of Termination

(a)           Retirement.  Unless otherwise specified by the Committee, all vested and exercisable Awards that are outstanding upon the Retirement of a Participant, may be exercised at any time before the earlier of: (i) the expiration date specified in the Award Agreement; or (ii) 36 months (three months in the case of Incentive Stock Options) beginning on the Retirement date.  All unvested and unexercisable portions of Awards outstanding upon the Retirement of a Participant shall be forfeited; provided, however, that the Committee may, in its sole discretion, elect to make any unvested and unexercisable portion of an Award exercisable as of the Retirement date of the Participant.

(b)           Death or Disability.  Unless otherwise specified by the Committee, all vested and exercisable Awards that are outstanding when a Participant is Terminated because of death or Disability, may be exercised by the Participant or the Participant’s Beneficiary at any time before the earlier of: (i) the expiration date specified in the Award Agreement; or (ii) 36 months (12 months in the case of an Incentive Stock Option) beginning on the date of death or Termination because of Disability.  All unvested and unexercisable portions of Awards outstanding upon the death or Termination for Disability of a Participant shall be forfeited; provided, however, that the Committee may, in its sole discretion, elect to make any unvested and unexercisable portion of an Award exercisable as of the date of death or Termination for Disability.

(c)           Termination.  Unless otherwise specified by the Committee, any Awards that are outstanding (whether or not vested and exercisable) when a Participant is Terminated for any reason not described in Section 7(a), Section 7(b) or Section 7(d) of this Plan will be forfeited.

(d)           Termination after Change in Control.  Unless otherwise specified by the Committee, all vested and exercisable Awards that are outstanding when a Participant is Terminated within the two years following a Change in Control (as defined in Section 11(b) of this Plan), or which become vested and exercisable upon such Termination, may be exercised by the Participant at any time before the earlier of:  (i) the expiration date specified in the Award Agreement; or (ii) 12 months (three months in the case of Incentive Stock Options) after the date of Termination.

8.           Forfeitures

(a) Limits on Exercisability.  Regardless of any other provision of this Plan and unless the otherwise specified by the Committee, a Participant will forfeit all outstanding Awards if the Participant:

(i) Without the Committee’s written consent, which may be withheld for any reason or for no reason, violates any non-competition covenant, any employee non-solicitation covenant, or any similar agreement or covenant of the Participant in favor of the Company;

(ii) Deliberately engages in any action that the Committee concludes has caused or may cause harm to the interests of the Company;

(iii) Without the Company’s written consent, which may be withheld for any reason or for no reason, and other than as permitted by Company policy, discloses confidential and proprietary information relating to the Company’s business affairs (“Trade Secrets”), including technical information, product information and formulae, processes, business and marketing plans, strategies, customer information and other information concerning the Company’s products, promotions, developments, financing, expansion plans, business policies and practices, salaries and benefits and other forms of information considered by the Company to be proprietary and confidential and in the nature of Trade Secrets; or

(iv) When requested by the Company, fails to return all property (other than personal property owned by the Participant), including keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, formulae or any other tangible property or document and any and all copies, duplicates or reproductions that have been produced by, received by or otherwise been submitted to the Participant in the course of the Participant’s employment with the Company.

(b) Forfeiture of Exercised Awards.  In the event a Participant or former Participant violates any non-competition covenant, any employee non-solicitation covenant, or any similar agreement or covenant of the Participant or former Participant in favor of the Company, the Committee, in its sole discretion, may require such Participant or former Participant, to return to the Company the economic value of any Award which is realized or obtained (measured at the date of exercise) by such Participant or former Participant at any time during the period: (i)  beginning on that date which is six months prior to the earlier of (A) the date of such Participant’s or former Participant’s Termination, or (B) the date any such violation occurs.

9.           Method of Exercise

The vested and exercisable portion(s) of a Stock Option may be exercised, in whole or in part, by giving written notice of exercise to Worthington specifying the number of Common Shares to be purchased, which, if required by the Committee, shall be in a form specified by the Committee. Such notice shall be accompanied by payment in full of the Exercise Price.  Unless otherwise specified by the Committee and reflected in the Award Agreement, the Exercise Price may be paid: (a) in cash or its equivalent; (b) by tendering Common Shares already owned by the Participant prior to the exercise date; (c) by a cashless exercise (including by delivering or surrendering outstanding vested and exercisable Awards, by withholding Common Shares which would otherwise be issued in connection with the exercise of a vested and exercisable Stock Option, or through a broker-assisted arrangement to the extent permitted by applicable laws, rules or regulations); or (d) through any combination of the methods described in subparagraphs (a), (b) and (c) (in each case, valuing Common Shares at Fair Market Value on the date of exercise). The Committee shall determine acceptable methods for tendering Common Shares (including by attestation if permitted by applicable laws, rules or regulations) and delivering or surrendering outstanding vested and exercisable Awards and may impose such conditions on the use of Common Shares or outstanding Awards to exercise Stock Options as it deems appropriate.

10.           Adjustments Upon Changes In Capitalization, Etc.

(a) The existence of this Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of Worthington to make or authorize any adjustment, recapitalization, reorganization or other change in Worthington’s Common Shares, its capital structure or its business, any merger or consolidation of Worthington, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting Worthington’s capital stock or the rights thereof, the dissolution or liquidation of Worthington or any sale or transfer of all or any part of Worthington’s assets or business, or any other corporate act or proceeding.

(b) In the event of any change in capitalization affecting the Common Shares of Worthington, such as a stock dividend, stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, spin-off, split-up, distribution of assets to shareholders, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Shares or the price thereof, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change shall be made with respect to the aggregate number of Common Shares for which Awards in respect thereof may be granted under this Plan, the maximum number of Common Shares which may be subject to Awards granted to any Participant in any one calendar year, the number of Common Shares covered by each outstanding Award, and the Exercise Price in respect of each outstanding Awards.  Any such adjustments shall comply with the requirements of Section 409A of the Code, to the extent applicable.

11.           Change in Control Provisions

(a) Effects of Change in Control.  At the time a Stock Option is granted under the Plan by the Committee, the Committee may include in the Award Agreement for such Stock Option a provision pursuant to which such Stock Option shall become fully vested and exercisable as a result of a Change in Control (as defined in Section 11(b) below), either alone, or in conjunction with some other event, such as a Termination, whether or not the Stock Option is then vested or exercisable.  If the Committee does not include in the Award Agreement for a Stock Option any other provision with respect to the result of a Change in Control, then the Award Agreement shall be deemed to provide that, subject to the provisions of this Section 11, if a Change in Control occurs and a Participant is Terminated at any time within the two years following the Change in Control, the portion of the Stock Option outstanding and unexercised as of the date of such Termination shall immediately become fully vested and exercisable.

(b) Definitions.

(i) A “Change in Control” of Worthington shall have occurred when any Acquiring Person (other than (A) the Company, (B) any employee benefit plan of the Company or any trustee of or fiduciary with respect to any such employee benefit plan when acting in such capacity, or (C) any person who, on the Effective Date of this Plan, was an Affiliate of Worthington beneficially owning in excess of 10% of the outstanding Common Shares of Worthington and the respective successors, executors, legal representatives, heirs and legal assigns of such person), alone or together with the Acquiring Person’s Affiliates and Associates, has acquired or obtained the right to acquire, in each case directly or indirectly, the beneficial ownership of 25% or more of the Common Shares then outstanding); or the Continuing Directors no longer constitute a majority of the Board.

(ii) “Acquiring Person” means any person (any individual, firm, corporation or other entity) who or which, together with all Affiliates and Associates of such person, has acquired or obtained the right to acquire, in each case directly or indirectly, the beneficial ownership of 25% or more of the Common Shares then outstanding.

(iii) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Act.

(iv) “Change in Control Price Per Share” shall mean the price per Common Share (A) paid by the Acquiring Person in connection with the transaction that results in the Change in Control; or (B) at any time after the Change in Control and before the Participant exercises his or her election under Section 11(c), the Fair Market Value of the Common Shares.

(v) “Continuing Director” means any individual who was a member of the Board on the Effective Date of this Plan or thereafter elected by the shareholders of Worthington or appointed by the Board prior to the date as of which the Acquiring Person became an Acquiring Person or an individual designated (before his or her initial election or appointment as a director) as a Continuing Director by three-fourths of the Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors.

(vi) “Whole Board” means the total number of directors which Worthington would have if there were no vacancies in respect of the Board.

(c) Change in Control Cash-Out.  Notwithstanding any other provision of this Plan, during the 60-day period from and after a Change in Control (the “Exercise Period”), if the Committee shall determine at, or at any time after, the time of grant of a Stock Option, a Participant holding a Stock Option shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the Exercise Price for the Common Shares being purchased under the Stock Option and by giving notice to Worthington, to elect (within the Exercise Period) to surrender all or any portion of the Stock Option to Worthington and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per Share on the date of such election shall exceed the Exercise Price per Common Share under the Stock Option multiplied by the number of Common Shares granted under the Stock Option as to which the right granted under this Section 11(c) shall have been exercised.

(d) Alternative Awards.  Section 11(a) of this Plan will not apply to the extent that the Committee reasonably concludes in good faith before the Change in Control occurs that Awards will be honored or assumed or new rights substituted for the Awards (collectively, “Alternative Awards”) by the Participant’s employer (or the parent or a subsidiary of that employer) immediately after the Change in Control, provided that any Alternative Award must:

(i) Be based on stock that is (or, within 60 days of the Change in Control, will be) traded on an established securities exchange, market or other quotation system;

(ii) Provide the Participant rights and entitlements substantially equivalent to or better than the rights, terms and conditions of the Award for which it is substituted, including an identical or better exercise or vesting schedule and identical or better timing and methods of payment; and

(iii) Have substantially equivalent economic value to the Award (determined at the time of the Change in Control) for which it is substituted.

(e) Provisions Not Applicable. The provisions of this Section 11 shall not apply (i) if the Committee determines at the time of grant of an Award that such Section shall not apply in respect of such Award or (ii) to any Change in Control when expressly provided otherwise by a three-fourths vote of the Whole Board, but only if a majority of the members of the Board then in office and acting upon such matter shall be Continuing Directors.

12.           Amendment, Modification and Termination of Plan

The Board or the Committee may terminate, suspend or amend this Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by: (a) Rule 16b-3 under the Act, or any successor rule or regulation; (b) applicable requirements of the Code; or (c) the rules of any securities exchange, market or other quotation system on or through which the Company’s securities are then listed or traded. Also, no Plan amendment may: (i) result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company; (ii) cause this Plan to fail to meet requirements imposed by Rule 16b-3; or (iii) without the consent of the affected Participant, adversely affect any Award granted before the amendment.   Nothing in this Section 12 will restrict the Committee’s right to exercise the discretion retained in the various provisions of this Plan.

13.           Miscellaneous

(a) Assignability.  Except as described in this Section 13(a) and Section 13(b) of this Plan, an Award may not be transferred except by will or the laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by the Participant, the Participant’s guardian or legal representative.

(b) Beneficiary Designation.  Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested and exercisable Award that is unexercised at the Participant’s death. Each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be the deceased Participant’s estate. The identity of a Participant’s designated Beneficiary will be based only on the information included in the latest beneficiary designation form completed and filed by the Participant with the Committee and will not be inferred from any other evidence.

(c) No Guarantee of Employment or Participation.  Nothing in this Plan may be construed as: (i) interfering with or limiting the right of the Company to Terminate any Employee’s employment at any time, with or without cause; (ii) conferring on any Employee any right to continue as an employee of the Company; or (iii) guaranteeing that any Employee will receive any Awards.

(d) Withholding.  The Company shall have the power and the right to deduct, withhold or collect any amount required by law, rule or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under this Plan.  This amount may, as determined by the Company in its sole discretion, be:  (i) withheld from other amounts due to the Participant; (ii) withheld from the value of any Award being settled or any Common Shares being transferred in connection with the exercise or settlement of an Award; (iii) withheld from the vested and exercisable portion of any Award (including the Common Shares transferable thereunder), whether or not being exercised or settled at the time the taxable event arises; or (iv) collected directly from the Participant.  Unless otherwise determined by the Committee, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Common Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction; provided that such Common Shares would otherwise be distributable to the Participant at the time of the withholding and if such Common Shares are not otherwise distributable at the time of the withholding, provided that the Participant has a vested right to distribution of such Common Shares at such time.  All such elections shall be irrevocable and made in writing and shall be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.

(e) Indemnification.  Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by Worthington against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit or proceeding to which such individual may be made a party or in which such individual may be involved by reason of any action taken or failure to take action under this Plan against such individual as a Committee member and against and from any and all amounts paid, with Worthington’s approval, by such individual in settlement of any matter related to or arising from this Plan as a Committee member or paid by such individual in satisfaction of any judgment in any action, suit or proceeding relating to or arising from this Plan against such individual as a Committee member, but only if such individual gives Worthington an opportunity, at its own expense, to handle and defend the matter before such individual undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this Section 13(e) is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under Worthington’s organizational documents, by contract, as a matter of law or otherwise.

(f) Requirements of Law.  The grant of Awards and the issuance of Common Shares under this Plan will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or any securities exchange, market or other quotation system on or through which the Common Shares are then listed or traded. Also, no Common Shares will be issued under this Plan unless Worthington is satisfied that the issuance of those Common Shares will comply with applicable federal and state securities laws. Certificates for Common Shares delivered under this Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange, market or other quotation system on or through which the Common Shares are then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under this Plan to make appropriate reference to restrictions within the scope of this Section 13(f).

(g) Other Company Benefit and Compensation Programs.  Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state or country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual cash compensation. This Plan notwithstanding, the Company may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward Employees for their service with the Company.

(h) Cost of Plan.  The costs and expenses of administering this Plan shall be borne by the Company.

(i) Governing Law.  The validity, construction and effect of this Plan and all rules, regulations and actions hereunder shall be governed by and construed in accordance with the laws (other than laws governing conflicts of laws) of the State of Ohio and applicable federal laws.

(j) Section 409A of the Code.  This Plan is intended to be exempt from the requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder and shall be interpreted, administered and operated accordingly. Nothing in this Plan should be construed as a guarantee or entitlement of any particular tax treatment to a Participant. None of the Board, the Committee, the Company or any other person shall have any liability with respect to a Participant in the event that this Plan fails to comply with the requirements of Section 409A of the Code.

(k) Requirements of Law.  The grant of Awards and the issuance of Common Shares shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or any securities exchange, market or other quotation system.  Without limiting the foregoing, the Company shall have no obligation to issue Common Shares under the Plan prior to: (i) receipt of any approvals from any governmental agencies or any securities exchange, market or quotation system that the Committee deems necessary; and (ii) completion of registration or other qualification of the Common Shares under any applicable federal or state law or ruling of any governmental agency that the Committee deems necessary.

(l) Legends.  Certificates for Common Shares delivered under this Plan may be subject to such stock transfer orders and other restrictions that the Committee deems advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange, market or quotation system on or through which the Common Shares are then listed or traded, or any other applicable federal or state securities law.  The Committee may cause a legend or legends to be placed on any certificates issued under this Plan to make appropriate reference to restrictions within the scope of this Section 13(l).

(m) Uncertificated Common Shares.  To the extent that this Plan provides for the issuance of certificates to reflect the transfer of Common Shares, the transfer of Common Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange, market or quotation system on or through which the Common Shares are then listed or traded.

(n) Rights as a Shareholder.  Except as otherwise provided in this Plan or in a related Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Common Shares covered by an Award unless and until the Participant becomes the record holder of such Common Shares.

(o) Successors and Assigns.  This Plan shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

(p) Savings Clause.  In the event that any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(q) Foreign Nationals.  Awards may be granted to Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.